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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the financial statements of LINK2GOV Corp. for the years ended December 31, 1997, 1998 and 1999, dated March 21, 2000, included in or made a part of the LINK2GOV Corp. registration statement, and to all references to our Firm included in this registration statement.


                                             Arthur Andersen LLP


Nashville, Tennessee
March 21, 2000